Exhibit 10.3.11.1

CORRECTED AND RESTATED AMENDMENT NO. 9 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN

STEPHEN G. BERMAN AND JAKKS PACIFIC, INC.

THIS CORRECTED AND RESTATED AMENDMENT NO. 9 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on March 2, 2026 and corrects, amends and restates Amendment No. 9 dated February 18, 2025 (the “Effective Date”), to the Second Amended and Restated Employment Agreement dated November 11, 2010 by and between Stephen G. Berman (“Berman” or “Executive”) and JAKKS Pacific, Inc., a Delaware corporation (the “Company”). The Company and Executive are sometimes referred to herein, each a “Party” and, collectively, the “Parties.”

W I T N E S SE TH:

WHEREAS, Executive is currently employed by the Company pursuant to that certain Second Amended and Restated Employment Agreement, dated November 11, 2010 (the “2010 Amended and Restated Employment Agreement”), between Executive and the Company, as modified by the October 20, 2011 letter amendment (the “2011 Amendment”), and as amended by Amendment Number One, dated September 12, 2012 (the “2012 Amendment”), Amendment Number Two, dated June 7, 2016 (the “2016 Amendment”), Amendment Number Three, dated August 9, 2019 (the “August 2019 Amendment”), Amendment Number Four, dated November 18, 2019 (the “November 2019 Amendment”), Amendment Number Five, dated February 18, 2021 (the “February 2021 Amendment”), Amendment Number Six, dated July 26, 2021 (the “July 2021 Amendment”), Amendment Number Seven, dated October 25, 2022 (the “2022 Amendment”), Amendment Number Eight, dated March 8, 2023 (the “2023 Amendment”), and Amendment No. 9 dated February 18, 2025 (the “2025 Amendment”; the 2010 Amended and Restated Employment Agreement, together with and as amended by the 2011 Amendment, the 2012 Amendment, the 2016 Amendment, the August 2019 Amendment, the November 2019 Amendment, the February 2021 Amendment, the July 2021 Amendment, the 2022 Amendment, the 2023 Amendment and the 2025 Amendment are collectively referred to as the “Amended Employment Agreement”); and

WHEREAS this Corrected and Restated Amendment No. 9 has been prepared to correct an inadvertent omission of an agreed upon provision that should have been included in the 2025 Amendment, and accordingly, for convenience, the entire 2025 Amendment is being restated with the omitted provision included in this Corrected and Restated Amendment No. 9 (the Amended Employment Agreement, as amended by this Corrected and Restated Amendment No. 9, referred to as the “Employment Agreement”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, pursuant to Section 21 of the 2010 Amended and Restated Employment Agreement and subject to the terms and conditions set forth herein, agree as follows:

1. Definitions. All references in the Amended Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement (including as amended by this Amendment). Capitalized terms not defined herein shall have the meanings set forth for such terms in the Amended Employment Agreement.

2. Amendments. The Parties hereby agree that, effective upon the Effective Date, the Amended Employment Agreement shall be deemed amended as follows:

(a) Section 2 of the Amended Employment Agreement is amended by deleting the current provision in its entirety and inserting, in lieu thereof, the following:

“2. Term. The term of this Agreement shall commence as of the date hereof and the term of this Agreement and Executive’s employment hereunder shall end on March 31, 2029, subject to earlier termination upon the terms and conditions provided elsewhere herein (the “Term”). As used herein, “Termination Date” shall mean the last day of the Term.”

(b) The Amended Employment Agreement is further amended by adding a new Section 3(d)(xi), to provide as follows:

xi. Additional Performance Bonus Opportunity

(A) Pursuant to and subject to the terms of the Plan, the Company hereby grants the Executive 83,334 Restricted Stock Units (the “Additional Performance Award”) that will vest in three (3) equal installments of 27,778 Restricted Stock Units each (provided that Executive remains employed by the Company on any such vesting date), as follows:

(1) the first installment of 27,778 Restricted Stock Units shall vest on such date that the Average VWAP (as such term is defined below) of a share of the Company’s Common Stock during a continuous 180 trading day period is at least $45.00;

(2) the second installment of 27,778 Restricted Stock Units shall vest on such date that the Average VWAP of a share of the Company’s Common Stock during a continuous 180 trading day period is at least $52.50; and

(3) the third installment of 27,778 Restricted Stock Units shall vest on such date that the Average VWAP of a share of the Company’s Common Stock during a continuous 180 trading day period is at least $60.00.

(B) “Average VWAP” means the arithmetic average of the volume-weighted average price per share of Common Stock as reported by Bloomberg L.P. based on trades of shares of Common Stock executed during each trading day for 180 trading days, or if such price is not available, the arithmetic average of the volume-weighted average price per share of Common Stock as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm selected by the Company’s Compensation Committee for such purpose.

(C) “Trading Day” means any day on which the primary market on which the Common Stock is listed or admitted for trading is open for trading.

(D) The calculations necessary to determine the Average VWAP and the vesting dates (collectively, the “Performance Measures”) shall be made by the Compensation Committee in its discretion, and will, absent manifest error, be conclusive and binding upon the Company and Executive, and the price per share of Common Stock used to determine vesting shall be adjusted to take account of stock splits.

(E) Any installment of the foregoing award of Restricted Stock Units that has not vested by the fourth anniversary of the date of this Amendment Number Nine shall be forfeited.

(F) Section 17(a) of the 2010 Employment Agreement is supplemented to provide that unless the Employment Agreement has been terminated by Executive prior to March 31, 2029 other than as the result of the occurrence of a Good Reason Event or by the Company as the result of the occurrence of a For Cause Event, the installments of the Additional Performance Award and any Restricted Stock Units issuable with respect thereto shall continue to vest in accordance with and subject to the vesting conditions provided for in this Section 3(d)(xi).

(G) If Executive’s employment terminates pursuant to Section 14(b) of the 2010 Employment Agreement following a Change of Control, the Company will continue to provide medical, hospitalization and dental insurance to the Executive and his immediate family until the later of March 31, 2029 and the date that is three (3) years after the Termination Date with coverage at least as favorable as provided to Executive and his immediate family prior to such termination, or, if the Company is unable to provide such coverage, to reimburse Executive for the cost of obtaining such coverage.

(H) The above notwithstanding, if Executive’s employment is terminated by Executive pursuant to Section 14(a) of the 2010 Employment Agreement or by the Company other than as the result of the occurrence of a For Cause Event pursuant to Section 13 of the 2010 Employment Agreement, all Restricted Stock Units issued to Executive as part of the additional Performance Award that have not yet fully vested prior to the Termination Date shall immediately vest.

(c) Section 15(c) of the Amended Employment Agreement is amended to replace the date December 31, 2015 with the date March 31, 2029, and to provide that the medical, hospitalization and dental insurance coverage referred to in clause 15(c)(v) shall continue to be provided to Executive and his immediate family until the later of March 31, 2029 and the date that is three (3) years after the Termination Date, with coverage at least as favorable as provided to Executive and his immediate family prior to such termination, or, if the Company is unable to provide such coverage, to reimburse Executive for the cost of obtaining such coverage.

(d) The Employment Agreement is further amended to provide that the award of all incentive-based compensation provided for in the Employment Agreement is subject to the Board’s Policy on Recovery of Erroneously Awarded Compensation.

(e) Section 3(b)(ii) of the Amended Employment Agreement is amended to confirm that, pursuant to and subject to the terms of the Plan, the annual issuance of Restricted Stock Units provided for therein shall continue for 2027, 2028 and 2029, so that the Company shall, to the extent shares are available for award under the Plan, issue to Executive on each of the first business days of 2027, 2028, and 2029 (provided that Executive remains employed by the Company on such date(s), as applicable) that number of Restricted Stock Units covering shares of the Company’s common stock that are equal to the lesser of (A) $3,500,000 in value (based on the closing price of a share of the Company’s common stock on December 31, 2026 with respect to the 2027 award, and December 31, 2027, with respect to the 2028 award, and December 31, 2028, with respect to the 2029 award), or (B) 2.25% of common shares outstanding of the Company, which shall vest as set forth below in Section 3.b (iii); provided , that no such award under (A) or (B) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the Plan as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan.

3. Ratification; Effect of Amendment. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Amended Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect. Each reference to the Employment Agreement or Amended Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

4. Miscellaneous.

(a) This Amendment shall be governed and construed as to its validity, interpretation, and effect by the laws of the State of California, without reference to its conflicts of laws provisions.

(b) The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Amendment. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Amendment.

(d) This Amendment and the documents referenced herein, constitute the entire agreement among the Parties with respect to this amendment of the Amended Employment Agreement and supersede all prior agreements, negotiations, drafts, and understandings among the Parties with respect to such subject matter. This Amendment can only be changed or modified pursuant to a written instrument referring explicitly hereto, and duly executed by each of the Parties.

(e) This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year set forth above.

THE COMPANY:

JAKKS PACIFIC, INC.

By:

Name:	John Kimble

Title:	EVP-CFO

EXECUTIVE:

Name:	Stephen G. Berman